UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 30, 2014

Interleukin Genetics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32715	94-3123681
(Commission File Number)	(IRS Employer Identification No.)

135 Beaver Street Waltham, MA	02452
(Address of Principal Executive Offices)	(Zip Code)

(781) 398-0700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On May 17, 2013, Interleukin Genetics, Inc. (the “Company” or “Interleukin”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with various accredited investors (the “Purchasers”), pursuant to which Interleukin sold securities to the Purchasers in a private placement transaction (the “Private Placement”). Under the terms of the Purchase Agreement, each Purchaser has the right, at any time and from time to time on or before June 30, 2014 (the “Expiration Date”), to purchase at one or more subsequent closings its pro rata share of up to an aggregate of $5,000,000 of additional shares of common stock and warrants on the same terms and conditions as in the Private Placement. The Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to extend the Expiration Date until December 31, 2014. Accordingly, on May 30, 2014, the Company and certain Purchasers holding a majority of the shares of common stock purchased in the Private Placement entered into the Second Amendment to the Purchase Agreement (the “Amendment”) to change the Expiration Date from June 30, 2014 to December 31, 2014. A copy of the Amendment is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
10.1	Second Amendment, dated May 30, 2014, to Common Stock Purchase Agreement, dated May 17, 2013, as amended on March 31, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERLEUKIN GENETICS, INC.

Date: June 2, 2014	/s/ Eliot M. Lurier
Eliot M. Lurier
Chief Financial Officer